Astec Industries, Inc. and Astec Financial Services, Inc.

$80,000,000

7.56% Senior Secured Notes due September 10, 2011

Note Purchase Agreement
Dated September 10, 2001

Astec Industries, Inc. and Astec Financial Services, Inc. 4101 Jerome Avenue Chattanooga, Tennessee 37407
7.56% Senior Secured Notes due September 10, 2011
Dated as of September 10, 2001
To each of the Purchasers listed in
the attached Schedule A:
Ladies and Gentlemen:

Astec Industries, Inc., a Tennessee corporation (the "Company"), and Astec Financial Services, Inc., a Tennessee corporation ("Financial," and the Company and Financial are hereinafter referred to, individually, as an "Obligor" and, collectively, as the "Obligors"), jointly and severally, agree with you as follows:

Section 1. Authorization of Notes.
The Obligors will authorize the issue and sale of $80,000,000 aggregate principal amount of their 7.56% Senior Secured Notes due September 10, 2011 (the "Notes", such term to include any such notes issued in substitution therefor pursuant to Section 13 of this Agreement or the Other Agreements (as hereinafter defined)). The Notes shall be substantially in the form set out in Exhibit 1, with such changes therefrom, if any, as may be approved by you and the Obligors. Certain capitalized terms used in this Agreement are defined in Schedule B; references to a "Schedule" or an "Exhibit" are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement.

Section 2. Sale and Purchase of Notes; Security.
Section 2.1. Sale and Purchase of Notes. Subject to the terms and conditions of this Agreement, the Obligors will issue and sell to you and you will purchase from the Obligors, at the Closing provided for in Section 3, Notes in the principal amount specified opposite your name in Schedule A at the purchase price of 100% of the principal amount thereof. Contemporaneously with entering into this Agreement, the Obligors are entering into separate Note Purchase Agreements (the "Other Agreements") identical with this Agreement with each of the other purchasers named in Schedule A (the "Other Purchasers"), providing for the sale at such Closing to each of the Other Purchasers of Notes in the principal amount specified opposite its name in Schedule A. Your obligation hereunder, and the obligations of the Other Purchasers under the Other Agreements, are several and not joint obligations, and you shall have no obligation under any Other Agreement and no liability to any Person for the performance or nonperformance by any Other Purchaser thereunder.
Section 2.2. Security. The Notes will be entitled to the benefit of and will be secured by the Pledge Agreement dated as of September 10, 2001, by and between the Obligors, the Banks and Bank One, N.A., as Collateral Agent, substantially in the form of Exhibit 5 attached hereto and made a part hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the "Pledge Agreement").
The enforcement of the rights and benefits in respect of the Pledge Agreement and the allocation of proceeds thereof will be subject to a Collateral Agency and Intercreditor Agreement dated as of September 10, 2001 entered into by the Banks, the Collateral Agent and you, substantially in the form of Exhibit 6 attached hereto and made a part hereof (as the same may be further amended, supplemented or otherwise modified from time to time, the "Intercreditor Agreement").

Section 3. Closing.
The sale and purchase of the Notes to be purchased by you and the Other Purchasers shall occur at the offices of Chapman and Cutler, 111 West Monroe Street, Chicago, Illinois 60603, at 10:00 a.m. Chicago time, at a closing (the "Closing") on September 10, 2001 or on such other Business Day thereafter on or prior to September 14, 2001 as may be agreed upon by the Obligors and you and the Other Purchasers. At the Closing the Obligors will deliver to you the Notes to be purchased by you in the form of a single Note (or such greater number of Notes in denominations of at least $1,000,000 as you may request) dated the date of the Closing and registered in your name (or in the name of your nominee), against delivery by you to the Obligors or their order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 5506875 at Bank One, NA, Chicago, Illinois ABA 071000013. If at the Closing the Obligors shall fail to tender such Notes to you as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to your satisfaction, you shall, at your election, be relieved of all further obligations under this Agreement, without thereby waiving any rights you may have by reason of such failure or such nonfulfillment.

Section 4. Conditions to Closing.
Your obligation to purchase and pay for the Notes to be sold to you at the Closing is subject to the fulfillment to your satisfaction, prior to or at the Closing, of the following conditions:
Section 4.1. Representations and Warranties. (a) The representations and warranties of the Obligors in this Agreement shall be correct when made and at the time of the Closing.
(b) The representations and warranties of the Company in the Pledge Agreement shall be correct when made and at the time of Closing.
Section 4.2. Performance; No Default. Each Obligor shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at the Closing and the Company shall have performed and complied with all agreements and conditions contained in the Pledge Agreement required to be performed or complied with by it prior to or at the Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither of the Obligors nor any of their Subsidiaries shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10.1 or Sections 10.8 through 10.10 hereof had such Sections applied since such date.
Section 4.3. Compliance Certificates.
(a) Officer's Certificate. Each Obligor shall have delivered to you an Officer's Certificate, dated the date of the Closing, certifying that the conditions specified in Sections 4.1, 4.2 and 4.9 have been fulfilled.
(b) Secretary's Certificate. Each Obligor shall have delivered to you a certificate certifying as to the resolutions attached thereto and other corporate proceedings relating to the authorization, execution and delivery of the Notes and the Agreements.
Section 4.4. Opinions of Counsel. You shall have received opinions in form and substance satisfactory to you, dated the date of the Closing (a) (i) from Chambliss, Bahner & Stophel, P.C., Special Counsel for the Obligors, covering the matters set forth in Exhibit 4.4(a) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to you), (ii) from special Canadian counsel for the Company, covering the matters set forth in Exhibit 4.4(c) and covering such other matters incident to the transactions contemplated hereby as you or your counsel may reasonably request (and the Obligors hereby instruct their counsel to deliver such opinion to you), and (b)  from Chapman and Cutler, your special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as you may reasonably request.
Section 4.5. Purchase Permitted by Applicable Law, etc. On the date of the Closing your purchase of Notes shall (i) be permitted by the laws and regulations of each jurisdiction to which you are subject, without recourse to provisions (such as Section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (ii) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (iii) not subject you to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by you, you shall have received an Officer's Certificate certifying as to such matters of fact as you may reasonably specify to enable you to determine whether such purchase is so permitted.
Section 4.6. Sale of Other Notes. Contemporaneously with the Closing, the Obligors shall sell to the Other Purchasers, and the Other Purchasers shall purchase, the Notes to be purchased by them at the Closing as specified in Schedule A.
Section 4.7. Payment of Special Counsel Fees.; Without limiting the provisions of Section 15.1, the Obligors shall have paid on or before the Closing the fees, charges and disbursements of your special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Obligors at least one Business Day prior to the Closing.
Section 4.8. Private Placement Number. A Private Placement Number issued by Standard & Poor's CUSIP Service Bureau (in cooperation with the Securities Valuation Office of the National Association of Insurance Commissioners) shall have been obtained for the Notes.
Section 4.9. Changes in Corporate Structure. Neither of the Obligors shall have changed its jurisdiction of incorporation or been a party to any merger or consolidation and shall not have succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10. Pledge Agreement and Intercreditor Agreement. Both the Pledge Agreement and the Intercreditor Agreement shall be in form and substance satisfactory to you and your special counsel, shall have been duly executed and delivered by the parties thereto and shall be in full force and effect and you shall have received true, correct and complete copies of each thereof.
Section 4.11. Filing and Recording. The Pledge Agreement (and/or financing statements or similar notices thereof if and to the extent permitted or required by applicable law) and the collateral described therein shall have been recorded or filed for record in such public offices or otherwise maintained in the possession of the appropriate party, as the case may be, as may be deemed necessary or appropriate by you or your special counsel in order to perfect the Liens and security interests granted or conveyed thereby.
Section 4.12. Proceedings and Documents. All corporate and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to you and your special counsel, and you and your special counsel shall have received all such counterpart originals or certified or other copies of such documents as you or they may reasonably request.

Section 5. Representations and Warranties of the Obligors.
The Obligors, jointly and severally, represent and warrant to you that:
Section 5.1. Organization; Power and Authority. Each Obligor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, and is duly qualified as a foreign corporation and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each Obligor has the corporate power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver the Financing Documents to which it is a party and to perform the provisions hereof and thereof.
Section 5.2. Authorization, etc. Each Financing Document has been duly authorized by all necessary corporate action on the part of each Obligor, and this Agreement constitutes, and upon execution and delivery thereof each Note will constitute, a legal, valid and binding obligation of each Obligor party thereto enforceable against such Obligor in accordance with its terms, except as such enforceability may be limited by (i) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally and (ii) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3. Disclosure. The Obligors, through their agent, Banc One Capital Markets, Inc., have delivered to you and each Other Purchaser a copy of a Private Placement Memorandum, dated July 2001 (the "Memorandum"), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Obligors and their Subsidiaries. This Agreement, the Memorandum and the financial statements listed in Schedule 5.5, taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made. Since December 31, 2000, there has been no change in the financial condition, operations, business, properties or prospects of the Obligors or any Subsidiary except changes that individually or in the aggregate could not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Obligors that could reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Memorandum.
Section 5.4. Organization and Ownership of Shares of Subsidiaries; Affiliates. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Subsidiaries of each Obligor, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar equity interests outstanding owned by each Obligor and each other Subsidiary, (ii) of the Affiliates of each Obligor, other than Subsidiaries, and (iii) of the directors and senior officers of each Obligor.
(b) All of the outstanding shares of capital stock or similar equity interests of each Subsidiary shown in Schedule 5.4 as being owned by the Obligors and their Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Obligors or another Subsidiary free and clear of any Lien other than the Lien granted to you and the Other Purchasers pursuant to the Pledge Agreement (except as otherwise disclosed in Schedule 5.4).
(c) Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d) No Subsidiary is a party to, or otherwise subject to, any legal restriction or any agreement (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Obligors or any of their Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.
Section 5.5. Financial Statements. The Obligors have delivered to you and each Other Purchaser copies of the financial statements of the Company and its Subsidiaries listed on Schedule 5.5. All of said financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such Schedule and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year-end adjustments).
Section 5.6. Compliance with Laws, Other Instruments, etc. The execution, delivery and performance by the Obligors of each Financing Document to which it is a party will not (i) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of either Obligor or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by-laws, or any other agreement or instrument to which either Obligor or any Subsidiary is bound or by which either Obligor or any Subsidiary or any of their respective properties may be bound or affected, (ii) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to either Obligor or any Subsidiary or (iii) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to either Obligor or any Subsidiary.
Section 5.7. Governmental Authorizations, etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by either Obligor of each Financing Document to which it is a party.
Section 5.8. Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits or proceedings pending or, to the knowledge of either Obligor, threatened against or affecting either Obligor or any Subsidiary or any property of either Obligor or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
(b) Neither of the Obligors nor any of their Subsidiaries is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws) of any Governmental Authority, which default or violation, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect.
Section 5.9. Taxes. Each of the Obligors and their Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (i) the amount of which is not individually or in the aggregate Material or (ii) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which such Obligor or such Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. Neither of the Obligors knows of any basis for any other tax or assessment that could reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Obligors and their Subsidiaries in respect of Federal, state or other taxes for all fiscal periods are adequate. The Obligors and their Subsidiaries have never been audited by the Internal Revenue Service, but the consolidated Federal income tax returns of the Company for the fiscal year ending December 31, 1998, are presently being audited.
Section 5.10. Title to Property; Leases. The Obligors and their Subsidiaries have good and sufficient title to their respective properties, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by either of the Obligors or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11. Licenses, Permits, etc. (a)  the Obligors and their Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others;
(b) to the best knowledge of the Obligors, no product of either of the Obligors or any of their Subsidiaries infringes in any Material respect any license, permit, franchise, authorization, patent, copyright, service mark, trademark, trade name or other right owned by any other Person; and
(c) to the best knowledge of the Obligors, there is no Material violation by any Person of any right of either of the Obligors or any of their Subsidiaries with respect to any patent, copyright, service mark, trademark, trade name or other right owned or used by either of the Obligors or any of their Subsidiaries.
Section 5.12. Compliance with ERISA. (a) Each Obligor and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither of the Obligors nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by either Obligor or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b) The present value of the aggregate benefit liabilities under each of the Plans (other than Multiemployer Plans), determined as of the end of such Plan's most recently ended plan year on the basis of the actuarial assumptions specified for funding purposes in such Plan's most recent actuarial valuation report, did not exceed the aggregate current value of the assets of such Plan allocable to such benefit liabilities. The term "benefit liabilities" has the meaning specified in section 4001 of ERISA and the terms "current value" and "present value" have the meanings specified in section 3 of ERISA.
(c) Neither of the Obligors nor any of their ERISA Affiliates have incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d) The expected post-retirement benefit obligation (determined as of the last day of each Obligor's most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of each Obligor and its Subsidiaries is not Material.
(e) The execution and delivery of this Agreement and the Pledge Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by each Obligor in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of your representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Notes to be purchased by you.
Section 5.13. Private Offering by the Obligors. Neither of the Obligors nor anyone acting on their behalf has offered the Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than you, the Other Purchasers and not more than 60 other Institutional Investors, each of which has been offered the Notes at a private sale for investment. Neither of the Obligors nor anyone acting on their behalf has taken, or will take, any action that would subject the issuance or sale of the Notes to the registration requirements of Section 5 of the Securities Act.
Section 5.14. Use of Proceeds; Margin Regulations. The Obligors will use the proceeds of the sale of the Notes to refinance existing indebtedness and for general corporate purposes. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 207), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Obligors in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 5.00% of the value of the consolidated assets of the Obligors and their Subsidiaries and the Obligors do not have any present intention that margin stock will constitute more than 5.00% of the value of such assets. As used in this Section, the terms "margin stock" and "purpose of buying or carrying" shall have the meanings assigned to them in said Regulation U.
Section 5.15. Existing Indebtedness; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Indebtedness of the Obligors and their Subsidiaries as of June 30, 2001, since which date there has been no Material change in the amounts, interest rates, sinking funds, installment payments or maturities of the Indebtedness of the Obligors or their Subsidiaries. Neither of the Obligors nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Indebtedness of the Obligors or such Subsidiary and no event or condition exists with respect to any Indebtedness of the Obligors or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment.
(b) Except as disclosed in Schedule 5.15, neither of the Obligors nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.8.
Section 5.16. Foreign Assets Control Regulations, etc. Neither the sale of the Notes by the Obligors hereunder nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto.
Section 5.17. Status under Certain Statutes. Neither of the Obligors nor any of their Subsidiaries is an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, or is subject to regulation under the Public Utility Holding Company Act of 1935, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18. Environmental Matters. Neither of the Obligors nor any of their Subsidiaries has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Obligors or any of their Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect. Except as otherwise disclosed to you in writing:
(a) neither of the Obligors nor any of their Subsidiaries has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as could not reasonably be expected to result in a Material Adverse Effect;
(b) neither of the Obligors nor any of their Subsidiaries has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that could reasonably be expected to result in a Material Adverse Effect; and
(c) all buildings on all real properties now owned, leased or operated by either of the Obligors or any of their Subsidiaries are in compliance with applicable Environmental Laws, except where failure to comply could not reasonably be expected to result in a Material Adverse Effect.
Section 5.19. Pledge Agreement. The provisions of the Pledge Agreement are effective to create in favor of the Collateral Agent, for the ratable benefit of the Secured Parties, a legal, valid and enforceable security interest in all right, title and interest of the Obligors in the pledged stock described therein, and when the Collateral Agent receives possession of the stock certificates representing the shares of pledged stock described therein with respect to which the Collateral Agent has been granted a first priority security interest, registered in the name of the Collateral Agent or otherwise accompanied by undated stock powers duly executed in blank, the Pledge Agreement shall constitute a fully perfected and continuing first priority Lien on and security interest in all right, title and interest of the Company in the pledged stock described therein. The interest of the Collateral Agent in the pledged stock has described therein has been duly registered on the books and records of the issuers thereof.

Section 6. Representations of the Purchaser.
Section 6.1. Purchase for Investment. You represent that you are purchasing the Notes for your own account or for one or more separate accounts maintained by you or for the account of one or more pension or trust funds and not with a view to the distribution thereof, provided that the disposition of your or their property shall at all times be within your or their control. You understand that the Notes have not been registered under the Securities Act and may be resold only if registered pursuant to the provisions of the Securities Act or if an exemption from registration is available, except under circumstances where neither such registration nor such an exemption is required by law, and that the Obligors are not required to register the Notes.
Section 6.2. Source of Funds. You represent that at least one of the following statements is an accurate representation as to each source of funds (a "Source") to be used by you to pay the purchase price of the Notes to be purchased by you hereunder:
(a) the Source is an "insurance company general account" within the meaning of Department of Labor Prohibited Transaction Exemption ("PTE") 95-60 (issued July 12, 1995) and there is no employee benefit plan, treating as a single plan, all plans maintained by the same employer or employee organization, with respect to which the amount of the general account reserves and liabilities for all contracts held by or on behalf of such plan, exceed ten percent (10%) of the total reserves and liabilities of such general account (exclusive of separate account liabilities) plus surplus, as set forth in the NAIC Annual Statement filed with your state of domicile; or
(b) the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90-1 (issued January 29, 1990), or (ii) a bank collective investment fund, within the meaning of the PTE 91-38 (issued July 12, 1991) and, except as you have disclosed to the Obligors in writing pursuant to this paragraph (b), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(c) the Source constitutes assets of an "investment fund" (within the meaning of Part V of the QPAM Exemption) managed by a "qualified professional asset manager" or "QPAM" (within the meaning of Part V of the QPAM Exemption), no employee benefit plan's assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section V(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, neither the QPAM nor a person controlling or controlled by the QPAM (applying the definition of "control" in Section V(e) of the QPAM Exemption) owns a 5% or more interest in either Obligor and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets are included in such investment fund have been disclosed to the Obligors in writing pursuant to this paragraph (c); or
(d) the Source is a governmental plan; or
(e) the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Obligors in writing pursuant to this paragraph (e); or
(f) the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.
If you or any subsequent transferee of the Notes indicates that you or such transferee are relying on any representation contained in paragraph (b), (c) or (e) above, the Obligors shall deliver on the date of Closing and on the date of any applicable transfer a certificate, which shall either state that (i) it is neither a party in interest nor a "disqualified person" (as defined in section 4975(e)(2) of the Internal Revenue Code of 1986, as amended), with respect to any plan identified pursuant to paragraphs (b) or (e) above, or (ii) with respect to any plan, identified pursuant to paragraph (c) above, neither it nor any "affiliate" (as defined in Section V(c) of the QPAM Exemption) has at such time, and during the immediately preceding one year, exercised the authority to appoint or terminate said QPAM as manager of any plan identified in writing pursuant to paragraph (c) above or to negotiate the terms of said QPAM's management agreement on behalf of any such identified plan. As used in this Section 6.2, the terms "employee benefit plan", "governmental plan", "party in interest" and "separate account" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7. Information as to the Obligors.
Section 7.1. Financial and Business Information. The Obligors shall deliver to each holder of Notes that is an Institutional Investor:
(a) Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(i) a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year-end adjustments, provided that delivery within the time period specified above of copies of the Company's Quarterly Report on Form 10-Q prepared in compliance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(a);
(b) Annual Statements - within 105 days after the end of each fiscal year of the Company, duplicate copies of:
(i) a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii) consolidated statements of income, changes in shareholders' equity and cash flows of the Company and its Subsidiaries, for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent certified public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances, provided that the delivery within the time period specified above of the Company's Annual Report on Form 10-K for such fiscal year (together with the Company's annual report to shareholders, if any, prepared pursuant to Rule 14a-3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the Securities and Exchange Commission shall be deemed to satisfy the requirements of this Section 7.1(b);
(c) SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by either Obligor or any Subsidiary to public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by either Obligor or any Subsidiary with the Securities and Exchange Commission and of all press releases and other statements made available generally by an Obligor or any Subsidiary to the public concerning developments that are Material;
(d) Notice of Default or Event of Default - promptly, and in any event within five (5) Business Days after a Responsible Officer of either Obligor becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Obligors are taking or propose to take with respect thereto;
(e) ERISA Matters - promptly, and in any event within five (5) Business Days after a Responsible Officer of either Obligor becoming aware of any of the following, a written notice setting forth the nature thereof and the action, if any, that either Obligor or an ERISA Affiliate proposes to take with respect thereto:
(i) with respect to any Plan, any reportable event, as defined in section 4043(b) of ERISA and the regulations thereunder, for which notice thereof has not been waived pursuant to such regulations as in effect on the date hereof; or
(ii) the taking by the PBGC of steps to institute, or the threatening by the PBGC of the institution of, proceedings under section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan, or the receipt by either Obligor or any ERISA Affiliate of a notice from a Multiemployer Plan that such action has been taken by the PBGC with respect to such Multiemployer Plan; or
(iii) any event, transaction or condition that could result in the incurrence of any liability by either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, or in the imposition of any Lien on any of the rights, properties or assets of either Obligor or any ERISA Affiliate pursuant to Title I or IV of ERISA or such penalty or excise tax provisions, if such liability or Lien, taken together with any other such liabilities or Liens then existing, could reasonably be expected to have a Material Adverse Effect;
(f) Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to either Obligor or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that could reasonably be expected to have a Material Adverse Effect; and
(g) Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of either Obligor or any of their Subsidiaries or relating to the ability of either Obligors to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes.
Section 7.2. Officer's Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) hereof shall be accompanied by a certificate of a Senior Financial Officer of each of the Obligors setting forth:
(a) Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Obligors were in compliance with the requirements of Sections 10.2 through 10.4, 10.6 and 10.7 hereof, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b) Event of Default - a statement that such officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Obligors and their Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of either Obligor or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Obligors shall have taken or propose to take with respect thereto.
Section 7.3. Inspection. Each Obligor shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a) No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to such Obligor, to visit the principal executive office of such Obligor, to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries with such Obligor's officers, and (with the consent of such Obligor, which consent will not be unreasonably withheld) to discuss relevant accounting matters (such as a qualified opinion or a change in accounting method) with its independent public accountants, and (with the consent of such Obligor, which consent will not be unreasonably withheld) to visit the other offices and properties of such Obligor and each of its Subsidiaries, all at such reasonable times and as often as may be reasonably requested in writing; and
(b) Default - if a Default or Event of Default then exists, at the expense of the Obligors, to visit and inspect any of the offices or properties of such Obligor or any of its Subsidiaries, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision such Obligor authorizes said accountants to discuss the affairs, finances and accounts of such Obligor and its Subsidiaries), all at such times and as often as may be requested.

Section 8. Prepayment of the Notes.
Section 8.1. Required Prepayments. On September 10, 2005 and on each September 10 thereafter to and including September 10, 2010 the Obligors will prepay $10,714,286 principal amount (or such lesser principal amount as shall then be outstanding) of the Notes at par and without payment of the Make-Whole Amount or any premium, provided that upon any partial prepayment of the Notes pursuant to Section 8.2 or 8.3 or purchase of the Notes permitted by Section 8.5 the principal amount of each required prepayment of the Notes becoming due under this Section 8.1 on and after the date of such prepayment or purchase shall be reduced in the same proportion as the aggregate unpaid principal amount of the Notes is reduced as a result of such prepayment or purchase.
Section 8.2. Optional Prepayments with Make-Whole Amount. The Obligors may, at their option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes, in an amount not less than 5.00% of the aggregate principal amount of the Notes then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, plus the Make-Whole Amount determined for the prepayment date with respect to such principal amount. The Obligors will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date, the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.3), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make-Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Obligors shall deliver to each holder of Notes a certificate of a Senior Financial Officer of each Obligor specifying the calculation of such Make-Whole Amount as of the specified prepayment date.
Section 8.3. Prepayment of Notes Upon Change of Control.
(a) Condition to Obligors Action. Within five (5) days of a Change of Control, the Obligors shall have given to each holder of Notes written notice containing and constituting an offer to prepay Notes as described in subparagraph (b) of this Section 8.3, accompanied by the certificate described in subparagraph (e) of this Section 8.3.
(b) Offer to Prepay Notes. The offer to prepay Notes contemplated by subparagraph (a) of this Section 8.3 shall be an offer to prepay, in accordance with and subject to this Section 8.3, all, but not less than all, the Notes held by each holder (in this case only, "holder" in respect of any Note registered in the name of a nominee for a disclosed beneficial owner shall mean such beneficial owner) on the date specified in such offer (the "Proposed Prepayment Date") that is not less than 30 days and not more than 60 days after the date of such offer (if the Proposed Prepayment Date shall not be specified in such offer, the Proposed Prepayment Date shall be the first Business Day which is at least 45 days after the date of such offer).
(c) Acceptance; Rejection. A holder of Notes may accept the offer to prepay made pursuant to this Section 8.3 by causing a notice of such acceptance to be delivered to the Obligors at least 10 days prior to the Proposed Prepayment Date. A failure by a holder of Notes to respond to an offer to prepay made pursuant to this Section 8.3 shall be deemed to constitute a rejection of such offer by such holder.
(d) Prepayment. Prepayment of the Notes to be prepaid pursuant to this Section 8.3 shall be at 100% of the principal amount of such Notes, together with interest on such Notes accrued to the date of prepayment. The prepayment shall be made on the Proposed Prepayment Date.
(e) Officer's Certificate. Each offer to prepay the Notes pursuant to this Section 8.3 shall be accompanied by a certificate, executed by a Senior Financial Officer of each of the Obligors and dated the date of such offer, specifying: (i) the Proposed Prepayment Date; (ii) that such offer is made pursuant to this Section 8.3; (iii) the principal amount of each Note offered to be prepaid; (iv) the interest that would be due on each Note offered to be prepaid, accrued to the Proposed Prepayment Date; (v) that the conditions of this Section 8.3 have been fulfilled; and (vi) in reasonable detail, the nature and date or proposed date of the Change of Control.
Section 8.4. Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes pursuant to Sections 8.1 and 8.2, the principal amount of the Notes to be prepaid shall be allocated among all of the Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof.
Section 8.5. Maturity; Surrender, etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment, together with interest on such principal amount accrued to such date and the applicable Make-Whole Amount, if any. From and after such date, unless the Obligors shall fail to pay such principal amount when so due and payable, together with the interest and Make-Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Obligors and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6. Purchase of Notes. The Obligors will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes. The Obligors will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7. Make-Whole Amount. The term "Make-Whole Amount" means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal, provided that the Make-Whole Amount may in no event be less than zero. For the purposes of determining the Make-Whole Amount, the following terms have the following meanings:
"Called Principal" means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
"Discounted Value" means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
"Reinvestment Yield" means, with respect to the Called Principal of any Note, 0.50% over the yield to maturity implied by (i) the yields reported, as of 10:00 A.M. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as "USD" on the Bloomberg Financial Market Services Screen (or such other display as may replace USD of the Bloomberg Financial Market Services Screen) for actively traded U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable, the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (519) (or any comparable successor publication) for actively traded U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. Such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond-equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the actively traded U.S. Treasury security with the maturity closest to and greater than the Remaining Average Life and (2) the actively traded U.S. Treasury security with the maturity closest to and less than the Remaining Average Life.
"Remaining Average Life" means, with respect to any Called Principal, the number of years (calculated to the nearest one-twelfth year) obtained by dividing (i) such Called Principal into (ii) the sum of the products obtained by multiplying (a) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (b) the number of years (calculated to the nearest one-twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
"Remaining Scheduled Payments" means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date, provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or 12.1.
"Settlement Date" means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9. Affirmative Covenants.
The Obligors covenant, jointly and severally, that so long as any of the Notes are outstanding:
Section 9.1. Compliance with Law. Each Obligor will, and will cause each of its Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non-compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2. Insurance. Each Obligor will, and will cause each of its Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co-insurance and self-insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business and similarly situated.
Section 9.3. Maintenance of Properties. Each Obligor will, and will cause each of its Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times, provided that this Section shall not prevent such Obligor or any of its Subsidiaries from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and such Obligor has concluded that such discontinuance could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4. Payment of Taxes and Claims. Each Obligor will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of such Obligor or any of its Subsidiaries, provided that neither Obligors nor any of its Subsidiaries need pay any such tax or assessment or claims if (i) the amount, applicability or validity thereof is contested by such Obligor or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and such Obligor or such Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of such Obligor or such Subsidiary or (ii) the nonpayment of all such taxes and assessments in the aggregate could not reasonably be expected to have a Material Adverse Effect.
Section 9.5. Corporate Existence, etc. Each Obligor will at all times preserve and keep in full force and effect their corporate existence. Subject to Sections 10.9 and 10.10, each Obligor will at all times preserve and keep in full force and effect the corporate existence of each of its Subsidiaries and all rights and franchises of such Obligor and its Subsidiaries unless, in the good faith judgment of such Obligor, the termination of or failure to preserve and keep in full force and effect such corporate existence, right or franchise could not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6. Ownership of Financial. Financial will at all times be and remain a Subsidiary of the Company.
Section 9.7. Additional Security Pledge. If at any time an Obligor grants to the Banks additional security (or Guaranty) of any kind or other credit support of any kind in respect of such Obligor's obligations relative to the Bank Credit Agreement, including but not limited to Sections 6.27 and 6.28 of the Bank Credit Agreement, then such Obligor shall grant (or cause such Subsidiary to grant) to the holders of the Notes the same security so that the holders of the Notes shall at all times be secured on an equal and pro rata basis with the Banks. All such additional security shall be subject to the provisions of Section 2.2.

Section 10. Negative Covenants.
The Obligors covenant, jointly and severally, that so long as any of the Notes are outstanding:
Section 10.1. Transactions with Affiliates. Each Obligor will not and will not permit any Subsidiary to enter into, directly or indirectly, any transaction (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than an Obligor or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of such Obligor's or such Subsidiary's business and upon fair and reasonable terms no less favorable to such Obligor or such Subsidiary than would be obtainable in a comparable arm's-length transaction with a Person not an Affiliate.
Section 10.2. Consolidated Net Worth. The Obligors will not, at any time, permit Consolidated Net Worth to be less than the sum of (a) $160,000,000, plus (b) an aggregate amount equal to 40% of Consolidated Net Earnings (but, in each case, only if a positive number) for each completed fiscal quarter beginning with the fiscal quarter ending September 30, 2001.
Section 10.3. Consolidated Total Debt Coverage. The Obligors will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Total Debt to Consolidated Operating Cash Flow to exceed (a) 3.50 to 1.00 for the fiscal quarters ending on or prior to December 31, 2002 or (b) 3.25 to 1.00 for the fiscal quarters ending on or after March 31, 2003, in each case for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation.
Section 10.4. Fixed Charge Coverage. The Obligors will not permit, as at the end of each fiscal quarter, the ratio of Consolidated Earnings Available for Fixed Charges to Consolidated Fixed Charges to be less than 1.75 to 1.00 for the immediately preceding four quarter period, taken as a single accounting period ending on the date of calculation.
Section 10.5. Permitted Investments. Each Obligor will not, and will not permit any Subsidiary to, make, authorize or have any Investment other than Permitted Investments.
Section 10.6. Priority Debt. The Obligors will not, at any time, permit Priority Debt to exceed 25% of Consolidated Net Worth.
Section 10.7. Subsidiary Debt. In addition to and not in limitation of any other applicable restrictions herein, including Section 10.3, the Obligors will not, at any time, permit any Subsidiary (other than Financial) to, directly or indirectly, create, incur, assume, guarantee, have outstanding, or otherwise become or remain directly or indirectly liable with respect to, any Indebtedness other than:
(a) Indebtedness of a Subsidiary outstanding on the date of Closing and any extension, renewal or refunding thereof, provided that the principal amount thereof is not increased;
(b) Indebtedness of a Subsidiary owed to the Company or a Wholly-Owned Subsidiary;
(c) Indebtedness of one or more Special Purpose Subsidiaries incurred in connection with the Permitted Receivables Securitization Program, which Indebtedness shall not at any time exceed $150,000,000 aggregate principal amount aggregating all such Special Purpose Subsidiaries; and
(d) if and so long as no Default or Event of Default exists hereunder, including, without limitation, under Section 10.6, Indebtedness of a Subsidiary in addition to that otherwise permitted by the foregoing provisions.
Section 10.8. Liens. Each Obligor will not, and will not permit any Subsidiary to, create, assume, incur or suffer to be created, assumed or incurred or to exist any Lien in respect of any Property, whether now owned or hereafter acquired, except:
(a) Liens for taxes or assessments or other governmental charges or levies, provided that payment thereof is not required by Section 9.1 or 9.4;
(b) Liens created by or resulting from any litigation or legal proceeding which is currently being contested in good faith by appropriate proceedings, provided that payment thereof is not required by Section 9.1 or 9.4;
(c) other Liens incidental to the normal conduct of the business of the Obligors and their Subsidiaries or the ownership of their property which are not incurred in connection with the incurrence of Indebtedness and which do not, in the aggregate, materially impair the use of such property in the operation of the business of the Obligors and their Subsidiaries taken as a whole or the value of such property for the purposes of such business;
(d) minor survey exceptions or minor encumbrances which are necessary for the conduct of the activities of the Obligors and their Subsidiaries or which customarily exist on properties of corporations engaged in similar activities, which do not materially impair their use in operations of the business of the Obligors and their Subsidiaries;
(e) the Lien of the Pledge Agreement and other existing Liens at the time of the issuance of the Notes as described on Schedule 5.15;
(f) the extension, renewal or replacement of any Lien permitted by the foregoing paragraph (e) in respect of the same property subject thereto or the extension, renewal of such replacement liens (without increase of principal amount of the Indebtedness secured);
(g) (i) any Lien in property or in rights relating thereto to secure any rights granted with respect to such property in connection with the provision of all or a part of the purchase price or cost of the construction of such property created contemporaneously with, or within 180 days after, such acquisition or the completion of such construction, or
(ii) any Lien in property existing in such property at the time of acquisition thereof, whether or not the Indebtedness secured thereby is assumed by an Obligor or such Subsidiary, or
(iii) any Lien existing in the property of a corporation at the time such corporation is merged into or consolidated with an Obligor or a Subsidiary or at the time of a sale, lease or other disposition of the properties of a corporation or firm as an entirety or substantially as an entirety to an Obligor or a Subsidiary, provided, however, that all of such Liens described in this Section 10.8(g) shall not exceed, in the aggregate, 100% of the fair market value on the related property;
(h) Liens, security obligations of a Subsidiary to the Company or a Wholly-Owned Subsidiary;
(i) Liens on assets of Special Purpose Subsidiaries securing Indebtedness of such Special Purpose Subsidiaries pursuant to the Permitted Receivables Securitization Program; and
(j) if and so long as no Default or Event of Default exists hereunder, including, without limitation under Section 10.6, Liens securing Indebtedness of any Obligor or any Subsidiary in addition to those described in clauses (a) through (i) above.
Section 10.9. Merger, Consolidation, etc. Each Obligor will not, and will not permit any Subsidiary to, consolidate with or merge with any other corporation or convey, transfer or lease substantially all of its assets in a single transaction or series of transactions to any Person (except that any Subsidiary may merge with or into, or convey, transfer or lease substantially all of its assets to, any Obligor or any Wholly-Owned Subsidiary if (1) in any such merger or consolidation involving an Obligor, the Obligor is the survivor and (2) immediately after giving effect to any such merger, consolidation or conveyance, transfer or lease, no Default or Event of Default would exist) unless:
(a) the successor formed by such consolidation or the survivor of such merger or the Person that acquires by conveyance, transfer or lease substantially all of the assets of such Obligor or such Subsidiary as an entirety, as the case may be, shall be a solvent corporation organized and existing under the laws of the United States or any State thereof (including the District of Columbia), and, in the case of any such transaction involving an Obligor, if such Obligor is not such corporation, (i) such corporation shall have executed and delivered to each holder of any Notes its assumption of the due and punctual performance and observance of each covenant and condition of any Financing Documents to which it is a party and (ii) shall have caused to be delivered to each holder of any Notes an opinion of nationally recognized independent counsel, or other independent counsel reasonably satisfactory to the Required Holders, to the effect that all agreements or instruments effecting such assumption are enforceable in accordance with their terms and comply with the terms hereof;
(b) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.
No such conveyance, transfer or lease of substantially all of the assets of such Obligor or such Subsidiary shall have the effect of releasing such Obligor or such Subsidiary or any successor corporation that shall theretofore have become such in the manner prescribed in this Section 10.9 from its liability under any Financing Documents to which it is a party.
Section 10.10. Sale of Assets. Except as permitted under Section 10.9 and without limiting the provisions of the Pledge Agreement, each Obligor will not, and will not permit any Subsidiary to, make any Asset Disposition unless:
(a) in the good faith opinion of the Obligor or Subsidiary making the Asset Disposition, the Asset Disposition is in exchange for consideration having a fair market value at least equal to that of the property exchanged;
(b) immediately after giving effect to the Asset Disposition, no Default or Event of Default would exist; and
(c) immediately after giving effect to such Asset Disposition, the Obligors could incur at least $1.00 of additional Debt pursuant to Section 10.3 and Section 10.4 assuming such Asset Disposition occurred as of the end of the immediately preceding fiscal quarter; and
(d) the sum of (i) the Disposition Value of the property subject to such Asset Disposition, plus (ii) the aggregate Disposition Value for all other property that was the subject of an Asset Disposition during the period of 365 days immediately preceding such Asset Disposition would not exceed 15% of Consolidated Total Assets determined as of the end of the most recently ended calendar month preceding such Asset Disposition.
To the extent that the Net Sales Amount consisting of cash for any Transfer to a Person other than an Obligor or a Subsidiary is applied to a Debt Prepayment Application or applied or committed to be applied to a Property Reinvestment Application within one year after such Transfer, then such Transfer (or, if less than all such Net Sales Amount is applied as contemplated hereinabove, the pro rata percentage thereof which corresponds to the Net Sales Amount so applied), only for the purpose of determining compliance with subsection (d) of this Section 10.10 as of any date, shall be deemed not to be an Asset Disposition.
Section 10.11. Nature of Business. Each Obligor will not, and will not permit any Subsidiary to, engage to any substantial extent in any business other than the businesses in which the Obligors and their Subsidiaries are engaged on the date of this Agreement as described in the Memorandum and businesses reasonably related thereto or in furtherance thereof.

Section 11. Events of Default.
An "Event of Default" shall exist if any of the following conditions or events shall occur and be continuing:
(a) an Obligor defaults in the payment of any principal or Make-Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b) an Obligor defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c) an Obligor defaults in the performance of or compliance with any term contained in Section 10 or in the Pledge Agreement; or
(d) an Obligor defaults in the performance of or compliance with any term contained herein (other than those referred to in paragraphs (a), (b) and (c) of this Section 11) and such default is not remedied within 30 days after the earlier of (i) a Responsible Officer obtaining actual knowledge of such default and (ii) an Obligor receiving written notice of such default from any holder of a Note (any such written notice to be identified as a "notice of default" and to refer specifically to this paragraph (d) of Section 11); or
(e) any representation or warranty made in writing by or on behalf of either Obligor or by any officer of either Obligor in a Financing Document or in any writing furnished in connection with the transactions contemplated by any Financing Document proves to have been false or incorrect in any material respect on the date as of which made; or
(f) (i) either Obligor or any Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or Make-Whole Amount or interest on any Indebtedness that is outstanding in an aggregate principal amount of at least $10,000,000 beyond any period of grace provided with respect thereto, or (ii) either Obligor or any Subsidiary is in default in the performance of or compliance with any term of any evidence of any Indebtedness in an aggregate outstanding principal amount of at least $10,000,000 or of any mortgage, indenture or other agreement relating thereto or any other condition exists, and as a consequence of such default or condition such Indebtedness has become, or has been declared (or one or more Persons are entitled to declare such Indebtedness to be), due and payable before its stated maturity or before its regularly scheduled dates of payment, or (iii) as a consequence of the occurrence or continuation of any event or condition (other than the passage of time or the right of the holder of Indebtedness to convert such Indebtedness into equity interests), (x) an Obligor or any Subsidiary has become obligated to purchase or repay Indebtedness before its regular maturity or before its regularly scheduled dates of payment in an aggregate outstanding principal amount of at least $10,000,000, or (y) one or more Persons have the right to require an Obligor or any Subsidiary so to purchase or repay such Indebtedness; or
(g) an Obligor or any Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes corporate action for the purpose of any of the foregoing; or
(h) a court or governmental authority of competent jurisdiction enters an order appointing, without consent by an Obligor or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of either Obligor or any Subsidiary, or any such petition shall be filed against an Obligor or any Subsidiary and such petition shall not be dismissed within 60 days; or
(i) a final judgment or judgments for the payment of money aggregating in excess of $15,000,000 are rendered against one or more of the Obligors and their Subsidiaries (net of insurance proceeds whereunder a solvent insurer with an investment grade long term bond rating has acknowledged in writing its obligation to satisfy such judgment) and which judgments are not, within 60 days after entry thereof, bonded, discharged or stayed pending appeal; or
(j) if (i) any Plan shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified either Obligor or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the aggregate "amount of unfunded benefit liabilities" (within the meaning of section 4001(a)(18) of ERISA) under all Plans, determined in accordance with Title IV of ERISA, shall exceed $15,000,000, (iv) either Obligor or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) either Obligor or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) either Obligor or any Subsidiary establishes or amends any employee welfare benefit plan that provides post-employment welfare benefits in a manner that would increase the liability of either Obligor or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, could reasonably be expected to have a Material Adverse Effect.
As used in Section 11(j), the terms "employee benefit plan" and "employee welfare benefit plan" shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12. Remedies on Default, etc.
Section 12.1. Acceleration. (a) If an Event of Default with respect to an Obligor described in paragraph (g) or (h) of Section 11 (other than an Event of Default described in clause (i) of paragraph (g) or described in clause (vi) of paragraph (g) by virtue of the fact that such clause encompasses clause (i) of paragraph (g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b) If any other Event of Default has occurred and is continuing, any holder or holders of more than 50% in principal amount of the Notes at the time outstanding may at any time at its or their option, by notice or notices to the Obligors, declare all the Notes then outstanding to be immediately due and payable.
(c) If any Event of Default described in paragraph (a) or (b) of Section 11 has occurred and is continuing, any holder of Notes at the time outstanding affected by such Event of Default may at any time, at its option, by notice or notices to an Obligor, declare all the Notes held by it to be immediately due and payable.
Upon any Note's becoming due and payable under this Section 12.1, whether automatically or by declaration, such Note will forthwith mature and the entire unpaid principal amount of such Note, plus (i) all accrued and unpaid interest thereon and (ii) the Make-Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Obligors acknowledge, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Obligors (except as herein specifically provided for), and that the provision for payment of a Make-Whole Amount by the Obligors in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2. Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3. Rescission. At any time after any Notes have been declared due and payable pursuant to clause (b) or (c) of Section 12.1, the holders of not less than 51% in principal amount of the Notes then outstanding, by written notice to an Obligor, may rescind and annul any such declaration and its consequences if (a) the Obligors have paid all overdue interest on the Notes, all principal of and Make-Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make-Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) all Events of Default and Defaults, other than non-payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (c) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4. No Waivers or Election of Remedies, Expenses, etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder's rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Obligors under Section 15, the Obligors will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys' fees, expenses and disbursements.

Section 13. Registration; Exchange; Substitution of Notes.
Section 13.1. Registration of Notes. The Obligors shall keep at the principal executive office of the Company a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Obligors shall not be affected by any notice or knowledge to the contrary. The Obligors shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2. Transfer and Exchange of Notes. Upon surrender of any Note at the principal executive office of the Company for registration of transfer or exchange (and in the case of a surrender for registration of transfer, duly endorsed or accompanied by a written instrument of transfer duly executed by the registered holder of such Note or its attorney duly authorized in writing and accompanied by the address for notices of each transferee of such Note or part thereof), the Obligors shall execute and deliver, at the Obligors' expense (except as provided below), one or more new Notes (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Obligors may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $1,000,000, provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes, one Note may be in a denomination of less than $100,000. Any transferee of a Note, or purchaser of a participation therein, shall, by its acceptance of such Note be deemed to make the same representations to the Obligors regarding the Note or participation as you and the Other Purchasers have made pursuant to Section 6.2, provided that such entity may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such entity of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA. In the event of any transfer or exchange of any Note, the Company shall give written notice of such transfer or exchange to the Collateral Agent within five (5) Business Days of any such event, as defined under the Pledge Agreement.
Section 13.3. Replacement of Notes. Upon receipt by the Obligors of evidence reasonably satisfactory to the Obligors of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a) in the case of loss, theft or destruction, of indemnity reasonably satisfactory to the Obligors (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $10,000,000, such Person's own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b) in the case of mutilation, upon surrender and cancellation thereof, the Obligors at their own expense shall execute and deliver, in lieu thereof, a new Note, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14. Payments on Notes.
Section 14.1. Place of Payment. Subject to Section 14.2, payments of principal, Make-Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in Chicago, Illinois at the principal office of Bank One, N.A. in such jurisdiction. The Obligors may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of an Obligor in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2. Home Office Payment. So long as you or your nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Obligors will pay all sums becoming due on such Note for principal, Make-Whole Amount, if any, and interest by the method and at the address specified for such purpose below your name in Schedule A, or by such other method or at such other address as you shall have from time to time specified to the Obligors in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Obligors made concurrently with or reasonably promptly after payment or prepayment in full of any Note, you shall surrender such Note for cancellation, reasonably promptly after any such request, to the Obligors at their principal executive office or at the place of payment most recently designated by the Obligors pursuant to Section 14.1. The Obligors will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by you under this Agreement and that has made the same agreement relating to such Note as you have made in this Section 14.2.

Section 15. Expenses, etc.
Section 15.1. Transaction Expenses. (a) Whether or not the transactions contemplated hereby are consummated, the Obligors, jointly and severally, will pay all costs and expenses (including reasonable attorneys' fees of a special counsel and, if reasonably required, local or other counsel) incurred by you and each Other Purchaser or holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement, the Pledge Agreement, the Intercreditor Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement, the Pledge Agreement, the Intercreditor Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement, the Pledge Agreement, the Intercreditor Agreement or the Notes, or by reason of being a holder of any Note, and (b) the costs and expenses, including financial advisors' fees, incurred in connection with the insolvency or bankruptcy of an Obligor or any Subsidiary or in connection with any work-out or restructuring of the transactions contemplated hereby and by the Notes. The Obligors will pay, and will save you and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders (other than those retained by you).
(b) Without limiting the foregoing, the Obligors agree to pay all fees of the Collateral Agent in connection with the preparation, execution and delivery of the Intercreditor Agreement and the Pledge Agreement and the transactions contemplated thereby, including but not limited to attorneys fees; to pay to the Collateral Agent from time to time reasonable compensation for all services rendered by it under the Intercreditor Agreement and the Pledge Agreement; to indemnify the Collateral Agent for, and to hold it harmless against, any loss, liability or expense incurred without gross negligence or willful misconduct on its part, arising out of or in connection with the acceptance or administration of the Intercreditor Agreement and the Pledge Agreement, including, but not limited to, the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties thereunder.
Section 15.2. Survival. The obligations of the Obligors under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement, the Pledge Agreement, the Intercreditor Agreement or the Notes, and the termination of this Agreement.

Section 16. Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement, the Pledge Agreement, the Intercreditor Agreement and the Notes, the purchase or transfer by you of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of you or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Obligors pursuant to this Agreement shall be deemed representations and warranties of the Obligors under this Agreement. Subject to the preceding sentence, this Agreement, the Pledge Agreement, the Intercreditor Agreement and the Notes embody the entire agreement and understanding between you and the Obligors and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17. Amendment and Waiver.
Section 17.1. Requirements. (a) This Agreement and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Obligors and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof, or any defined term (as it is used therein), will be effective as to you unless consented to by you in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make-Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Sections 8, 11(a), 11(b), 12, 17 or 20.
(b) The Pledge Agreement and the Intercreditor Agreement may be amended in the manner prescribed in the Intercreditor Agreement, and all amendments to the Pledge Agreement and the Intercreditor Agreement obtained in conformity with such requirements shall bind all holders of the Notes.
Section 17.2. Solicitation of Holders of Notes.
(a) Solicitation. The Obligors will provide each holder of the Notes (irrespective of the amount of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof, of the Pledge Agreement, of the Intercreditor Agreement or of the Notes. The Obligors will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b) Payment. The Obligors will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of the Notes unless such remuneration is concurrently paid, or security is concurrently granted, on the same terms, ratably to each holder of Notes then outstanding whether or not such holder consented to such waiver or amendment.
Section 17.3. Binding Effect, etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of Notes and is binding upon them and upon each future holder of any Note and upon the Obligors without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Obligors and the holder of any Note nor any delay in exercising any rights hereunder or under any Note shall operate as a waiver of any rights of any holder of such Note. As used herein, the term "this Agreement" and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.
Section 17.4. Notes Held by Obligors, etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement, the Pledge Agreement, the Intercreditor Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes then outstanding, Notes directly or indirectly owned by either Obligor or any of their Affiliates shall be deemed not to be outstanding.

Section 18. Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i) if to you or your nominee, to you or it at the address specified for such communications in Schedule A, or at such other address as you or it shall have specified to the Obligors in writing,
(ii) if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Obligors in writing, or
(iii) if to any Obligor, to the Company at its address set forth at the beginning hereof to the attention of Chief Financial Officer, or at such other address as the Obligors shall have specified to the holder of each Note in writing.
Notices under this Section 18 will be deemed given only when actually received.

Section 19. Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by you at the Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to you, may be reproduced by you by any photographic, photostatic, microfilm, microcard, miniature photographic or other similar process and you may destroy any original document so reproduced. The Obligors agree and stipulate that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by you in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This Section 19 shall not prohibit the Obligors or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20. Confidential Information.
For the purposes of this Section 20, "Confidential Information" means information delivered to you by or on behalf of either Obligor or any of their Subsidiaries in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by you as being confidential information of such Obligor or such Subsidiary, provided that such term does not include information that (a) was publicly known or otherwise known to you prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by you or any Person acting on your behalf, (c) otherwise becomes known to you other than through disclosure by either Obligor or any of their Subsidiaries or (d) constitutes financial statements delivered to you under Section 7.1 that are otherwise publicly available. You will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by you in good faith to protect confidential information of third parties delivered to you, provided that you may deliver or disclose Confidential Information to (i) your directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by your Notes), (ii) your financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which you sell or offer to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which you offer to purchase any security of the Obligors (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over you, (vii) the National Association of Insurance Commissioners or any similar organization, or any nationally recognized rating agency that requires access to information about your investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate (w) to effect compliance with any law, rule, regulation or order applicable to you, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which you are a party or (z) if an Event of Default has occurred and is continuing, to the extent you may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under your Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Obligors in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee or any other holder that shall have previously delivered such a confirmation), such holder will confirm in writing that it is bound by the provisions of this Section 20.

Section 21. Substitution of Purchaser.
You shall have the right to substitute any one of your Affiliates as the purchaser of the Notes that you have agreed to purchase hereunder, by written notice to the Obligors, which notice shall be signed by both you and such Affiliate, shall contain such Affiliate's agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall be deemed to refer to such Affiliate in lieu of you. In the event that such Affiliate is so substituted as a purchaser hereunder and such Affiliate thereafter transfers to you all of the Notes then held by such Affiliate, upon receipt by the Obligors of notice of such transfer, wherever the word "you" is used in this Agreement (other than in this Section 21), such word shall no longer be deemed to refer to such Affiliate, but shall refer to you, and you shall have all the rights of an original holder of the Notes under this Agreement.

Section 22. Miscellaneous.
Section 22.1. Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2. Payments Due on Non-Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding, any payment of principal of or Make-Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day.
Section 22.3. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.4. Construction. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
Section 22.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by fewer than all, but together signed by all, of the parties hereto.
Section 22.6. Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of Illinois excluding choice-of-law principles of the law of such State that would require the application of the laws of a jurisdiction other than such State.

Section 23. Company Guaranty.
Section 23.1 Guaranty of Payment and Performance of Obligations of Financial. The Company hereby guarantees to the holders, as a primary obligor and not merely as a surety, the full and punctual payment when due (whether at maturity, by acceleration or otherwise), as well as the performance, of all of the obligations incurred or owed by or chargeable to Financial (the "Financial Obligations"). The Company's obligation under this Section 23 is an absolute, unconditional and continuing guaranty of the full and punctual payment and performance of all of the Financial Obligations and not of their collectability only and is in no way conditioned upon any requirement that any holders first attempt to collect any of the Financial Obligations from Financial or resort to any collateral security of any holder in favor of Financial or any other Person or other means of obtaining payment. Should Financial default in the payment or performance of any of the Financial Obligations, the holders may cause the obligations of the Company (as guarantor) hereunder with respect to such Financial Obligations to become forthwith due and payable to the holders, without demand or notice of any nature, all of which are expressly waived by the Company.
Section 23.2 Additional Amounts. The Company further agrees, as the primary obligor and not as a guarantor only, to pay to the holders, forthwith upon demand in funds immediately available to the holders, all reasonable costs and expenses (including court costs and legal fees and expenses) incurred or expended by the holders in connection with the Financial Obligations, this Section 23 and the enforcement thereof, together with interest on amounts recoverable under this Section 23 from the time when such amounts become due until payment, at a rate of interest equal to the Default Rate.
Section 23.3. Waivers by the Company: Holders' Freedom to Act. The Company waives notice of acceptance of this Section 23, notice of any action taken or omitted by any holder in reliance on this Section 23, and any requirement that any holder be diligent or prompt in making demands under this Section 23, giving notice of any default by Financial or asserting any other rights of any holder under this Section 23. The Company also irrevocably waives all defenses that at any time may be available in respect of the Financial Obligations by virtue of any statute of limitations, valuation, stay, moratorium law or other similar law now or hereafter in effect. the Company also irrevocably waives any benefit of any collateral which may from time to time secure the Financial Obligations and authorizes the holders to take any action or exercise any remedy with respect thereto which they in their discretion shall determine, without notice to the Company. The Company agrees that the validity and enforceability of this Section 23 shall not be impaired or affected by any of the following: (a) any extension, modification or renewal of, or indulgence with respect to, or substitutions for, the Financial Obligations or any part thereof or any agreement relating thereto at any time; (b) any failure or omission to enforce any right, power or remedy with respect to the Financial Obligations or any part thereof or any agreement relating thereto, or any collateral securing the Financial Obligations or any part thereof; (c) any waiver of any right, power or remedy or of any default with respect to the Financial Obligations or any part thereof or any agreement relating thereto; (d) any release, surrender, compromise, settlement, waiver, subordination or modification, with or without consideration, of any other obligation of any Person with respect to the Financial Obligations or any part thereof; (e) the enforceability or validity of the Financial Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to the Financial Obligations or any part thereof; (f) the application of payments received from any source to the payment of Indebtedness other than the Financial Obligations, any part thereof or amounts which are not covered by this Section 23 even though any Purchaer might lawfully have elected to apply such payments to any part or all of the Financial Obligations or to amounts which are not covered by this Section 23 or (g) the existence of any claim, setoff or other rights which the Company may have at any time against any of Financial in connection herewith or any unrelated transaction, all whether or not the Company shall have had notice or knowledge of any act or omission referred to in the foregoing clauses (a) through (g) of this Section 23.3.
Section 23.4. Unenforceability of Financial Obligations Against Financial. Notwithstanding (a) any change of ownership of Financial or the insolvency, bankruptcy or any other change in the legal status of Financial; (b) the change in or the imposition of any law, decree, regulation or other governmental act which does or might impair, delay or in any way affect the validity, enforceability or the payment when due of the Financial Obligations; (c) the failure of Financial or the undersigned to maintain in full force, validity or effect or to obtain or renew when required all governmental and other approvals, licenses or consents required in connection with Financial Obligations or this Section 23, or to take any other action required in connection with the performance of all obligations pursuant to the Financial Obligations or this Section 23; or (d) if any of the moneys included in the Financial Obligations have become irrecoverable from Financial for any other reason other than indefeasible payment in full of the Financial Obligations in accordance with their terms, this Section 23 shall nevertheless be binding on the Company. This Section 23 shall be in addition to any other guaranty or other security for the Financial Obligations, and it shall not be rendered unenforceable by the invalidity of any such other guaranty or security. In the event that acceleration of the time for payment of any of the Financial Obligations is stayed upon the insolvency, bankruptcy or reorganization of Financial, or for any other reason, all such amounts otherwise subject to acceleration under the terms of this Agreement, the Other Agreements or any other agreement evidencing, securing or otherwise executed in connection with the Financial Obligations shall be immediately due and payable by the Company.
Section 23.5. Subrogation; Subordination. The Company shall not enforce or otherwise exercise any right of subrogation to any of the rights of any holder against Financial until all of the Financial Obligations are indefeasibly paid in full. The payment of any amounts due with respect to any indebtedness of Financial now or hereafter owed to the Company is hereby subordinated to the prior payment in full of all of the Financial Obligations. The Company agrees that, after the occurrence of any default in the payment or performance of any of the Financial Obligations, the Company will not demand, sue for or otherwise attempt to collect any such indebtedness of Financial to the Company until all of the Financial Obligations shall have been paid in full. If, notwithstanding the foregoing sentence, the Company shall collect, enforce or receive any amounts in respect of such indebtedness while Financial Obligations are still outstanding, such amounts shall be collected, enforced and received by the Company as trustee for the holders and be paid over to the holders on account of the Financial Obligations without affecting in any manner the liability of the Company under the other provisions of this Section 23. The provisions of this Section 23.5 shall be supplemental to and not in derogation of any rights and remedies of the holders under any separate subordination agreement which the holders may at any time and from time to time enter into with the Company.
Section 23.6. Termination. The Company's obligations hereunder shall continue in full force and effect until Financial Obligations are indefeasibly paid in full and this Agreement is terminated, provided that this Section 23 shall continue to be effective or shall be reinstated, as the case may be, if at any time payment or other satisfaction of any of the Financial Obligations is rescinded or must otherwise be restored or returned upon the bankruptcy, insolvency, or reorganization of Financial, or otherwise, as though such payment had not been made or other satisfaction occurred, whether or not any holder is in possession of this Agreement. No invalidity, irregularity or unenforceability by reason of the federal bankruptcy code or any insolvency or other similar law, or any law or order of any government or agency thereof purporting to reduce, amend or otherwise affect the Financial Obligations shall impair, affect, be a defense to or claim against the obligations of the Company under this Section 23.
Section 23.7. Effect of Bankruptcy. The Company's obligations under this Section 23 shall survive the insolvency of Financial and the commencement of any case or proceeding by or against Financial under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes. No automatic stay under the federal bankruptcy code or other federal, state or other applicable bankruptcy, insolvency or reorganization statutes to which any Financial is subject shall postpone the obligations of the Company under this Section 23.
Section 23.8. Setoff. Regardless of the other means of obtaining payment of any of the Financial Obligations, each of the holders is hereby authorized at any time and from time to time, without notice to the Company (any such notice being expressly waived by the Company) and to the fullest extent permitted by law, to set off and apply such deposits and other sums against the obligations of the Company under this Section 23, whether or not the holders shall have made any demand under this Section 23 and although such obligations may be contingent or unmatured.
Section 23.9. Further Assurances. The Company agrees to do all such things and execute all such documents as the holders may consider necessary or desirable to give full effect to this Section 23 and to perfect and preserve the rights and powers of the holders hereunder.

If you are in agreement with the foregoing, please sign the form of agreement on the accompanying counterpart of this Agreement and return it to the Obligors, whereupon the foregoing shall become a binding agreement between you and the Obligors.
Very truly yours,
Astec Industries, Inc.
By /s/ Richard W. Bethea
Name: Richard W. Bethea
Title: Executive Vice President

Astec Financial Services, Inc.
/s/ Albert E. Guth
Name: Albert E. Guth
Title: President

The foregoing is hereby agreed
to as of the date thereof.
[Variation]

Information Relating to Purchasers

Principal Amount of Notes to be Purchased $3,000,000
Name and Address of Purchaser
American United Life Insurance Company
One American Square
Post Office Box 368
Indianapolis, Indiana 46206-0368
Attention: Christopher D. Pahlke, Securities Department
Overnight mailing address:
One American Square
Indianapolis, Indiana 46282

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3" and identifying the breakdown of principal and interest and the payment date) to:

Bank of New York
Attention: P&I Department
One Wall Street, 3rd Floor
Window A
New York, New York 10286
ABA #021000018, BNF:IOC566

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 35-0145825

Principal Amount of Notes to be Purchased $5,000,000, $5,000,000, $2,500,000
Name and Address of Purchaser
The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Raymond J. Henry, Investment Department 20-D
Fax Number: (212) 919-2656/2658

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
The Chase Manhattan Bank
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G05978, Guardian Life
And the name and CUSIP for which payment is being made

Notices
All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:
The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Investment Accounting Dept. 17-B
Fax Number: (212) 598-7011

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: CUDD & CO.
Taxpayer I.D. Number: 13-6022143

Principal Amount of Notes to be Purchased $1,000,000
Name and Address of Purchaser
The Guardian Insurance & Annuity Company, Inc.
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Raymond J. Henry, Investment Department 20-D
Fax Number: (212) 919-2656/2658

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
The Chase Manhattan Bank
FED ABA #021000021
CHASE/NYC/CTR/BNF
A/C 900-9-000200
Reference A/C #G53637, GIAC - Guardian Tradition
And the name and CUSIP for which payment is being made

Notices
All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

The Guardian Insurance & Annuity Company, Inc.
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Investment Accounting Dept. 17-B
Fax Number: (212) 598-7011

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: CUDD & CO.
Taxpayer I.D. Number: 13-6022143

Principal Amount of Notes to be Purchased $1,000,000
Name and Address of Purchaser
Fort Dearborn Life Insurance Company
c/o Guardian Asset Management Corp.
7 Hanover Square
New York, New York 10004-2616
Attention: Raymond J. Henry, Fixed Income Securities 20-D
Fax Number: (212) 919-2656/2658

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
Bank One
ABA #044000037
For further credit to Bank One
Account #980401787
Attn: A/C #2600218700 Ft. Dearborn Life Insurance - Guardian ISP

All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:
Fort Dearborn Life Insurance Company
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Investment Accounting Dept. 17-B
Fax Number: (212) 598-7011

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: Bank One & Co.
Taxpayer I.D. Number: 362598882

Principal Amount of Notes to be Purchased $500,000
Name and Address of Purchaser
Fort Dearborn Life Insurance Company
c/o Guardian Asset Management Corp.
7 Hanover Square
New York, New York 10004-2616
Attention: Raymond J. Henry, Fixed Income Securities 20-D
Fax Number: (212) 919-2656/2658

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
Bank One
ABA #044000037
For further credit to Bank One
Account #980401787
Attn: A/C #2600218703 Ft. Dearborn Life Insurance Company - Guardian MVA
All notices of payments, on or in respect of the Notes and written confirmation of each such payment to:

Fort Dearborn Life Insurance Company
c/o The Guardian Life Insurance Company of America
7 Hanover Square
New York, New York 10004-2616
Attention: Investment Accounting Dept. 17-B
Fax Number: (212) 598-7011

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: Bank One & Co.
Taxpayer I.D. Number: 362598882

Principal Amount of Notes to be Purchased $4,000,000
Name and Address of Purchaser
National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604
Attention: Private Placements
Fax Number: (802) 223-9332

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
J.P. Morgan Chase & Co.
New York, NY 10010
ABA #021000021
Account No. 910-4-017752

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 03-0144090

Principal Amount of Notes to be Purchased $3,000,000
Name and Address of Purchaser
Life Insurance Company of the Southwest
c/o National Life Insurance Company
One National Life Drive
Montpelier, Vermont 05604
Attention: Private Placements
Fax Number: (802) 223-9332

Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds (identifying each payment as "Astec Industries, Inc. and Astec Financial Services, Inc., 7.56% Senior Secured Notes due 2011, PPN 04623# AA 3, principal, premium or interest") to:
J.P. Morgan Chase & Co.
New York, NY 10010
ABA #021000021
Account No. 910-2-754349

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 75-0953004

Principal Amount of Notes to be Purchased $15,000,000
Name and Address of Purchaser
Unum Life Insurance Company of America
c/o Provident Investment Management, LLC
One Fountain Square
Chattanooga, Tennessee 37402
Attention: Private Placements
Telephone: (423) 755-1172
Fax: (423) 755-3351

All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:
CUDD & CO.
c/o The Chase Manhattan Bank
New York, New York
ABA #021-000-021
SSG Private Income Processing
For credit to: A/C #900-9-000200
Custodial Account Number G08287

Please reference: Issuer
PPN 04623# AA 3
Coupon
Maturity
Principal=$__________
Interest=$___________

Notices
All notices and communications, including notices with respect to payments and written confirmation of each such payment, to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: CUDD & CO.
Taxpayer I.D. Number for CUDD & Co.: 13-6022143

Principal Amount of Notes to be Purchased $13,000,000
Name and Address of Purchaser
United of Omaha Life Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention: 4-Investment Loan Administration

Payments
All principal and interest payments on the Notes shall be made by wire transfer of immediately available funds to:
Chase Manhattan Bank
ABA #021-000-021
Private Income Processing

for credit to: United of Omaha Life Insurance Company
Account Number 900-9000200
a/c G07097
Cusip/PPN: 04623# AA 3
Interest Amount:
Principal Amount:

Notices
All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:
The Chase Manhattan Bank
4 New York Plaza-11th Floor
New York, New York 10004
Attention: Income Processing-J. Pipperato
a/c: G07097
All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 47-0322111

Principal Amount of Notes to be Purchased $2,000,000
Name and Address of Purchaser
Companion Life Insurance Company
c/o Mutual of Omaha Insurance Company
Mutual of Omaha Plaza
Omaha, Nebraska 68175-1011
Attention: 4 - Investment Loan Administration
Telefacsimile: (402) 351-2913
Confirmation: (402) 351-2583
Payments
All payments on or in respect of the Notes to be by bank wire transfer of Federal or other immediately available funds to:

Chase Manhattan Bank
ABA #021000021
Private Income Processing
for credit to: Companion Life Insurance Company
Account Number 900-9000200
a/c G07903
Cusip/PPN: 04623# AA 3
Interest Amount:
Principal Amount:

Notices
All notices of payments, on or in respect of the Notes and written confirmation of each such payment, corporate actions and reorganization notifications to:
The Chase Manhattan Bank
4 New York Plaza-11th Floor
New York, New York 10004
Attention: Investment Processing-J. Pipperato
a/c: G07903

All other notices and communications (i.e., quarterly/annual reports, tax filings, modifications, waivers regarding the indenture) to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-1595128
Principal Amount of Notes to be Purchased $5,000,000
Name and Address of Purchaser
Nationwide Life Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities
Facsimile: (614) 249-4553

Payments
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:
The Bank of New York
ABA #021-000-018
BNF: IOC566
F/A/O Nationwide Life Insurance Company
Attention: P&I Department
PPN #04623# AA 3
Security Description: ______________________
Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:
Nationwide Life Insurance Company
c/o The Bank of New York
P. O. Box 19266
Newark, New Jersey 07195
Attention: P&I Department
With a copy to:
Nationwide Life Insurance Company
One Nationwide Plaza (1-32-05)
Columbus, Ohio 43215-2220
Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 31-4156830

Principal Amount of Notes to be Purchased $2,000,000
Name and Address of Purchaser
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza (1-33-07)
Columbus, Ohio 43215-2220
Attention: Corporate Fixed-Income Securities
Facsimile: (614) 249-4553
Payments
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:
The Bank of New York
ABA #021-000-018
BNF: IOC566
F/A/O Nationwide Life and Annuity Insurance Company
Attention: P&I Department
PPN #04623# AA 3
Security Description: __________________
Notices
All notices of payment on or in respect of the Notes and written confirmation of each such payment to:
Nationwide Life and Annuity Insurance Company
c/o The Bank of New York
P. O. Box 19266
Newark, New Jersey 07195
Attention: P&I Department
With a copy to:
Nationwide Life and Annuity Insurance Company
One Nationwide Plaza (1-32-05)
Columbus, Ohio 43215-2220
Attention: Investment Accounting

All notices and communications other than those in respect to payments to be addressed as first provided above.
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 31-1000740

Principal Amount of Notes to be Purchased $18,000,000
Name and Address of Purchaser
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
Payments

All payments on or in respect of the Notes shall be made in immediately available funds at the opening of business on the due date by electonic funds transfer through the Automated Clearing House System to:

Chase Manhattan Bank
ABA #021-000-021
Account of: Teachers Insurance and Annuity Association of America
Account Number 900-9-000200
For further credit to the TIAA Account Number: G07040
Reference: PPN#/Issuer/Mat. Date/Coupon Rate/P&I Breakdown
Notices

Contemporaneous with the above electronic funds transfer, advice setting forth (1) the full name, private placement number and interest rate of the Notes; (2) allocation of payment between principal, interest, premium and any special payment; and (3) name and address of Bank (or Trustee) from which wire transfer was sent, shall be delivered, mailed or faxed to:

Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
Attention: Securities Accounting Division
Telephone: (212) 916-6004
Fax: (212) 916-6955

All other notices and communications shall be delivered or mailed to:
Teachers Insurance and Annuity Association of America
730 Third Avenue
New York, New York 10017-3206
Attention: Securities Division, Private Placements
Telephone: (212) 916-5725 (Estelle Simsolo)
(212) 490-9000 (General Number)
Fax: (212) 916-6582 (Team Fax Number)
Name of Nominee in which Notes are to be issued: None
Taxpayer I.D. Number: 13-1624203

Defined Terms
Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the express requirements of this Agreement.
Where any provision in this Agreement refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether the action in question is taken directly or indirectly by such Person.
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
"Affiliate" means, at any time, and with respect to any Person, (a) any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and (b) any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or equity interests of an Obligor or any Subsidiary or any corporation of which an Obligor and such Obligor's Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or equity interests. As used in this definition, "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise. Unless the context otherwise clearly requires, any reference to an "Affiliate" is a reference to an Affiliate of the Obligors.
"Asset Disposition" means any Transfer except:
(a) any
(i) Transfer from a Subsidiary to an Obligor or a Subsidiary; and
(ii) Transfer from an Obligor to a Subsidiary,
so long as immediately before and immediately after the consummation of any such Transfer and after giving effect thereto, no Default or Event of Default exists; and
(b) any Transfer made in the ordinary course of business and involving only property that is either (i) inventory held for sale or (ii) equipment, fixtures, supplies or materials no longer required in the operation of the business of an Obligor or any Subsidiary or that is obsolete or (iii) receivables owned by an Obligor or a Subsidiary being transferred to a Special Purpose Subsidiary for fair market value pursuant to the Permitted Receivables Securitization Program.
"Bank Credit Agreement" means that certain Credit Agreement dated as of April 7, 2000 among Bank One, N.A., as agent, the other parties thereto and the Obligors, as amended, modified, refinanced, replaced or supplemented.
"Banks" means the several banks and other financial institutions from time to time parties to the Bank Credit Agreement.
"Business Day" means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in Chicago, Illinois are required or authorized to be closed.
"Capital Lease" means, at any time, a lease with respect to which the lessee is required concurrently to recognize the acquisition of an asset and the incurrence of a liability in accordance with GAAP.
"Change of Control" means the direct or indirect beneficial ownership (whether by way of an amalgamation, merger or otherwise) by any Person or group of Persons acting in concert of more than 25% of the issued and outstanding Voting Stock of the Company.
"Closing" is defined in Section 3.
"Code" means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
"Company" means Astec Industries, Inc., a Tennessee corporation.
"Confidential Information" is defined in Section 20.
"Consolidated Earnings Available for Fixed Charges" means, with respect to any period, Consolidated Net Earnings for such period plus (to the extent deducted to calculate Consolidated Net Earnings):
(a) all provisions for income taxes; and
(b) Consolidated Fixed Charges for such period,
provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.
"Consolidated Fixed Charges" means, with respect to any period, the sum of (i) Interest Expense for such period plus (ii) Lease Rentals for such period, determined on a consolidated basis for the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.
"Consolidated Net Earnings" means the net earnings (or loss) of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries) for such period (taken as a cumulative whole), as determined in accordance with GAAP, excluding (to the extent deducted to calculate Consolidated Net Earnings):
(i) extraordinary gain and losses; and
(ii) any equity interest of the Company on the unremitted earnings of any Person that is not a Subsidiary.
"Consolidated Net Worth" means the value of stockholders' equity of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries) determined on a consolidated basis in accordance with GAAP.
"Consolidated Operating Cash Flow" means Consolidated Net Earnings for the previous four quarters plus (to the extent deducted to calculate Consolidated Net Earnings):
(i) provisions for federal, state and local income taxes;
(ii) Interest Expense; and
(iii) depreciation and amortization, all in accordance with GAAP, provided that, in the event any Person (or the assets thereof) is acquired by the Company or any Subsidiary (whether by merger, consolidation, asset or stock acquisition or otherwise) at any time during the period of calculation, such acquisition shall be deemed to have been made on the first day of such calculation period.
"Consolidated Total Assets" means the total assets of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), determined on a consolidated basis in accordance with GAAP.
"Consolidated Total Debt" means, without duplication, all Indebtedness of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries), including current maturities of such obligations, determined on a consolidated basis in accordance with GAAP.
"Debt Prepayment Application" means, with respect to any Transfer of property, the application by an Obligor or any Subsidiary (excluding Special Purpose Subsidiaries) of cash in an amount equal to the Net Sales Amount (or portion thereof) with respect to such Transfer to pay Senior Debt of an Obligor or any Subsidiary, (excluding Special Purpose Subsidiaries) (other than Senior Debt in respect of any revolving credit or similar credit facility providing an Obligor or any Subsidiary with the right to obtain loans or other extensions of credit from time to time, except to the extent that in connection with such payment of Senior Debt the availability of credit under such credit facility is permanently reduced by an amount not less than the amount of such proceeds applied to the payment of such Senior Debt), provided that in the course of making such application such Obligor or such Subsidiary shall offer to prepay each outstanding Note in a principal amount which, when added to the Make-Whole Amount applicable thereto, equals the Ratable Portion for such Note (which offer shall be in writing and shall offer to prepay the Ratable Portion of the Notes on a date which is not less than 30 days after the date of the notice of offer). If any holder of a Note fails to accept in writing such offer of prepayment within 15 day of receipt of the notice of offer, then, for purposes of the preceding sentence only, such Obligor or such Subsidiary nevertheless will be deemed to have paid Senior Funded Debt in an amount equal to the Ratable Portion for such Note. "Ratable Portion" for any Note means an amount equal to the product of (x) the Net Sales Amount being so applied to the payment of Senior Debt multiplied by (y) a fraction the numerator of which is the outstanding principal amount of such Note and the denominator of which is the aggregate principal amount of Senior Debt of the Company and its Subsidiaries (excluding Special Purpose Subsidiaries).
"Default" means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
"Default Rate" means that rate of interest that is the greater of (i) 2.00% per annum above the rate of interest stated in clause (a) of the first paragraph of the Notes or (ii) 2.00% over the rate of interest publicly announced by Bank One, N.A. in Chicago, Illinois as its "prime" rate.
"Disposition Value" means, at any time, with respect to any property
(a) in the case of property that does not constitute stock of a Subsidiary, the book value thereof, valued at the time of such disposition in good faith by the Obligors, and
(b) in the case of property that constitutes stock of a Subsidiary, an amount equal to that percentage of book value of the assets of the Subsidiary that issued such stock as is equal to the percentage that the book value of such stock represents of the book value of all of the outstanding capital stock of such Subsidiary (assuming, in making such calculations, that all securities convertible into such capital stock are so converted and giving full effect to all transactions that would occur or be required in connection with such conversion) determined at the time of the disposition thereof, in good faith by the Obligors.
"Environmental Laws" means any and all applicable Federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to hazardous substances or wastes, air emissions and discharges to waste or public systems.
"ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
"ERISA Affiliate" means any trade or business (whether or not incorporated) that is treated as a single employer together with either Obligor under section 414 of the Code.
"Event of Default" is defined in Section 11.
"Exchange Act" means the Securities Exchange Act of 1934, as amended.
"Financing Documents" shall mean and include this Agreement, the other Agreements, the Notes and the Pledge Agreement, in each case, as amended or modified.
"GAAP" means generally accepted accounting principles as in effect from time to time in the United States of America.
"Governmental Authority" means
(a) the government of
(i) the United States of America or any State or other political subdivision thereof, or
(ii) any jurisdiction in which an Obligor or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of an Obligor or any Subsidiary, or
(b) any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
"Guaranty" means, with respect to any Person, any obligation (except the endorsement in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation of any other Person in any manner, whether directly or indirectly, including (without limitation) obligations incurred through an agreement, contingent or otherwise, by such Person:
(a) to purchase such Indebtedness or obligation or any property constituting security therefor;
(b) to advance or supply funds (i) for the purchase or payment of such Indebtedness or obligation, or (ii) to maintain any working capital or other balance sheet condition or any income statement condition of any other Person or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation;
(c) to lease properties or to purchase properties or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of any other Person to make payment of the Indebtedness or obligation; or
(d) otherwise to assure the owner of such Indebtedness or obligation against loss in respect thereof.
In any computation of the Indebtedness or other liabilities of the obligor under any Guaranty, the Indebtedness or other obligations that are the subject of such Guaranty shall be assumed to be direct obligations of such obligor.
"Hazardous Material" means any and all pollutants, toxic or hazardous wastes or any other substances that might pose a hazard to health or safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, prohibited or penalized by any applicable law (including, without limitation, asbestos, urea formaldehyde foam insulation and polychlorinated biphenyls).
"holder" means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Obligors pursuant to Section 13.1.
"Indebtedness" with respect to any Person means, at any time, without duplication,
(a) its liabilities for borrowed money;
(b) its liabilities for the deferred purchase price of property acquired by such Person (excluding accounts payable arising in the ordinary course of business but including all liabilities created or arising under any conditional sale or other title retention agreement with respect to any such property);
(c) all liabilities appearing on its balance sheet in accordance with GAAP in respect of Capital Leases;
(d) all liabilities for borrowed money secured by any Lien with respect to any property owned by such Person (whether or not it has assumed or otherwise become liable for such liabilities);
(e) all its liabilities in respect of letters of credit or instruments serving a similar function issued or accepted for its account by banks and other financial institutions (whether or not representing obligations for borrowed money) to the extent, in each case, such letters of credit or instruments have been drawn upon; and
(f) any Guaranty of such Person with respect to liabilities of a type described in any of clauses (a) through (f) hereof.
Indebtedness of any Person shall include all obligations of such Person of the character described in clauses (a) through (g) to the extent such Person remains legally liable in respect thereof notwithstanding that any such obligation is deemed to be extinguished under GAAP.
"Institutional Investor" means (a) any original purchaser of a Note, (b) any holder of a Note holding more than 10% of the aggregate principal amount of the Notes then outstanding, and (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form.
"Intercreditor Agreement" is defined in Section 2.2.
"Interest Expense" means, for any period, the interest expense of the Company and its Subsidiaries, other than Special Purpose Subsidiaries, (including imputed interest in respect of Capital Leases), in respect of all Consolidated Total Debt, and all debt discount and expense amortized or required to be amortized in the determination of Consolidated Net Earnings for such period.
"Investment" means any investment, made in cash or by delivery of property, by either of the Obligors or any of their Subsidiaries (i) in any Person, whether by acquisition of stock, debt or other obligation or security, or by loan, Guaranty, advance, capital contribution or otherwise, or (ii) in any property.
"Lease Rentals" means, with respect to any period, the sum of the rentals and other obligations required to be paid during such period by the Company or any Subsidiary as lessee under all leases of real or personal property (other than Capital Leases), excluding any amount required to be paid by the lessee on the count of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges, provided, that, if at the date of determination, any such rental or other obligations are contingent or not otherwise definitely determinable by the terms of the related lease, the amount of such obligations (i) shall be assumed to be equal to the amount of such obligations for the period of 12 consecutive calendar months immediately preceding the date of determination or (ii) if the related lease was not in effect during such preceding 12-month period, shall be the amount estimated by a Senior Financial Officer of the Company on a reasonable basis and in good faith.
"Lien" means, with respect to any Person, any mortgage, lien, pledge, charge, security interest or other encumbrance, or any interest or title of any vendor, lessor, lender or other secured party to or of such Person under any conditional sale or other title retention agreement or Capital Lease, upon or with respect to any property or asset of such Person (including in the case of stock, stockholder agreements, voting trust agreements and all similar arrangements).
"Make-Whole Amount" is defined in Section 8.7.
"Material" means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Obligors and their Subsidiaries taken as a whole.
"Material Adverse Effect" means a material adverse effect on (a) the business, operations, affairs, financial condition, assets or properties of the Obligors and their Subsidiaries taken as a whole, or (b) the ability of either Obligor to perform its obligations under any of the Financing Documents, or (c) the validity or enforceability of this Agreement or the Notes.
"Memorandum" is defined in Section 5.3.
"Multiemployer Plan" means any Plan that is a "multiemployer plan" (as such term is defined in section 4001(a)(3) of ERISA).
"Net Sales Amount" means, with respect to any Transfer of any property by an Obligor or any Subsidiary, an amount equal to the difference of:
(a) the aggregate amount of consideration (valued at the fair market value thereof by such Obligor or such Subsidiary in good faith) received by such Obligor or such Subsidiary in respect of such Transfer minus
 (b) all ordinary and reasonable out-of-pocket costs and expenses actually incurred by such Obligor or such Subsidiary in connection with such Transfer.
"Notes" is defined in Section 1.
"Officer's Certificate" means with respect to an Obligor, a certificate of a Senior Financial Officer or of any other officer of such Obligor whose responsibilities extend to the subject matter of such certificate.
"Other Agreements" is defined in Section 2.
"Other Purchasers" is defined in Section 2.
"PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
"Permitted Investments" means and includes:
(a) Investments in property to be used in the ordinary course of business of the Obligors and their Subsidiaries;
(b) Investments in current assets arising from the sale of goods and services in the ordinary course of business of the Obligors and their Subsidiaries (other than Special Purpose Subsidiaries);
(c) Investments existing as of the date of the Note Agreement and described on Schedule 10.5;
(d) Investment in or advances to one or more Subsidiaries (other than Special Purpose Subsidiaries) or any Person that concurrently with such investment becomes a Subsidiary (other than Special Purpose Subsidiaries);
(e) Investments by the Obligors and their Subsidiaries in Special Purpose Subsidiaries consisting solely of the minimum equity investment reasonably necessary to conduct the Permitted Receivables Securitization Program;
(f) Investments by Special Purpose Subsidiaries in receivables purchased by such Special Purpose Subsidiaries from an Obligor or another Subsidiary pursuant to the Permitted Receivables Securitization Program (and the proceeds from such receivables);
(g) certificates of deposit and banker's acceptances with final maturities of one year or less issued by U.S., Canadian or South African commercial banks having capital and surplus in excess of $100,000,000;
(h) commercial paper with a minimum rating of "A1" or "P1" by either Standard & Poor's Corporation or Moody's Investors Service, respectively, and maturing not more than 270 days from the date acquired;
(i) direct obligations of the United States or United States agency obligations with a maturity of one year or less;
(j) Investments in repurchase agreements;
(k) tax exempt state or municipal general obligation bonds rated "AA" or better by Standard & Poor's Corporation, "Aa2" or better by Moody's Investors Services or an equivalent rating by any other credit rating agency of recognized national standing, provided that such obligations mature within 365 days from the date of acquisition thereof; and
(l) other Investments not to exceed, in the aggregate, 15% of Consolidated Net Worth.
For purposes of applying the limitations set forth in Section 10.5, Permitted Investments shall be valued at the original cost thereof less any amount repaid or recovered in cash on account of capital or principal.
"Permitted Receivables Securitization Program" means one or more transactions wherein the Company and/or a Subsidiary transfers under a true sale transaction receivables of the Company and/or such Subsidiary to a Special Purpose Subsidiary which issues or incurs Indebtedness secured solely by such receivables, provided however, that (i) such Indebtedness is recourse only to such receivables, (ii) the aggregate principal amount of all Indebtedness outstanding of all Special Purpose Subsidiaries pursuant to such transactions shall not at any time exceed $150,000,000 and (iii) at the time of any such transaction and immediately after giving effect thereto, no Default or Event of Default would exist.
"Person" means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof.
"Plan" means an "employee benefit plan" (as defined in section 3(3) of ERISA) that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by an Obligor or any ERISA Affiliate or with respect to which an Obligor or any ERISA Affiliate may have any liability.
"Pledge Agreement" is defined in Section 2.2.
"Priority Debt" means the sum, without duplication, of (i) Indebtedness of the Obligors secured by Liens not otherwise permitted by clauses (a) through (i) of Section 10.8; and (ii) all Indebtedness of all Subsidiaries (other than Financial and any Special Purpose Subsidiary) not otherwise permitted by clauses (a), (b) or (c) of Section 10.7.
"property" or "properties" means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
"Property Reinvestment Application" means, with respect to any Asset Disposition of property, the application of the Net Sales Amount (or a portion thereof) with respect to such Asset Disposition to the acquisition by an Obligor or any Subsidiary (other than a Special Purpose Subsidiary) of operating assets of such Obligor or such Subsidiary to be used in the business of such person.
"QPAM Exemption" means Prohibited Transaction Class Exemption 84-14 issued by the United States Department of Labor.
"Required Holders" means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by an Obligor or any of its Affiliates).
"Responsible Officer" means, with respect to an Obligor, any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
"Secured Parties" has the meaning provided in the Intercreditor Agreement.
"Securities Act" means the Securities Act of 1933, as amended from time to time.
"Senior Debt" means and includes (i) any Debt of an Obligor owing to any Person which is not a Subsidiary or Affiliate and which is not expressed to be junior or subordinate to any other Debt of such Obligor and (ii) Debt of any Subsidiary (excluding Special Purpose Subsidiaries) due and owing to any Person other than an Obligor, another Subsidiary or an Affiliate.
"Senior Financial Officer" means, with respect to an Obligor, the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
"Special Purpose Subsidiary" means a Wholly-Owned Subsidiary organized under the laws of the United States or any State thereof and authorized solely to (i) purchase receivables from the Company or a Subsidiary and issue Indebtedness with recourse solely to such receivables and (ii) engage in activities reasonably necessary to effectuate the transactions referred to in clause (i).
"Subsidiary" means, as to any Person, any corporation, association or other business entity in which such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such entity, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a "Subsidiary" is a reference to a Subsidiary of the Company.
"Transfer" means with respect to any Person, any transaction in which such Person sells, conveys, transfers or leases (as lessor) any of its property, including any disposition of any capital stock of any Subsidiary or the assets of any Subsidiary, whether by merger, consolidation or otherwise.
"Voting Stock" means capital stock of any class or classes of a corporation having power under ordinary circumstances to vote for the election of members of the board of directors of such corporation, or persons performing similar functions (irrespective of whether or not at the time stock of any of the class or classes shall have or might have special voting power or rights by reason of the happening of any contingency).
"Wholly-Owned Subsidiary" means, at any time, any Subsidiary one hundred percent (100%) of all of the equity interests (except directors' qualifying shares) and voting interests of which are owned by any one or more of an Obligor and the Obligor's other Wholly-Owned Subsidiaries at such time.

Subsidiaries of the Obligors and Ownership of Subsidiary Stock
Owned	Jurisdiction of Organization	Percent of Stock Owned
AI Development Group, Inc.	Minnesota	100
AI Enterprises, Inc.	Minnesota	100
American Augers, Inc.	Delaware	100
Astec Export Company, Inc.	Barbados	100
Astec Financial Services, Inc.	Tennessee	100
Astec Holdings, Inc.	Tennessee	100
Astec, Inc.	Tennessee	100
Astec Investments, Inc.	Tennessee	100
Astec Systems, Inc.	Tennessee	100
Astec Transportation, Inc.	Tennessee	100
Breaker Technology, Inc.	Tennessee	100
Breaker Technology, Ltd.	Ontario	100
Carlson Paving Products, Inc.	Washington	100
CEI Enterprises, Inc.	Tennessee	100
Heatec, Inc.	Tennessee	100
Johnson Crushers International, Inc.	Tennessee	100
Kolberg-Pioneer, Inc.	Tennessee	100
Osborn Engineered Products (Pty) Ltd	South Africa	88
Production Engineered Products, Inc.	Nevada	100
RI Properties, Inc.	Minnesota	100
Roadtec, Inc.	Tennessee	100
Superior Industries of Morris, Inc.	Minnesota	100
TI Services, Inc.	Minnesota	100
Telsmith, Inc	Delaware	100
Trencor, Inc.	Texas	100

Financial Statements
Consolidated Financial Statements dated as of the year ended December 31, 2000.
Consolidated Financial Statements dated as of June 30, 2001.

Existing Indebtedness
as of 8/30/01 of Astec and Subsidiaries
	Description	Balance
Astec Industries, Inc.	Existing Bank One Credit Agreement	$70,500,000
Telsmith, Inc.	Industrial Revenue Bonds	2,500,000
Trencor, Inc.	Industrial Revenue Bonds	8,000,000
Kolberg-Pioneer, Inc.	Industrial Revenue Bonds	9,200,000
Superior Industries of Morris, Inc.	Notes Payable	69,128
Astec Industries, Inc.	Notes Payable	164,670
Breaker Technology Ltd	Toku Notes Payable (as of 7/31/01)	3,289,787
Other Notes Payable		20,500

Contingent Obligations

Guaranty by Astec Industries, Inc. of $1,250,000 line of credit for Pavement Technology, Inc.
Guaranty by Astec Industries, Inc. of R30,000,000 ($3,750,000) line of credit for Osborn Engineered Products (Pty) Ltd.

Letters of Credit: See attached Schedule.
Schedule

CUSTOMER	COMPANY	LETTER OF CREDIT NO.	MAXIMUM AMOUNT (US Dollars)	LETTER OF CREDIT EXPIRATION DATE
Haitai International	Trencor	00315546	$425,323.08
Bank One-Dallas	Trencor	00315672	$8,105,206.00	November 22, 2002
Chuquicamata	Breaker Tech	00322183	$38,500.00	April 30, 2002
Diavik Diamond Mines	Breaker Tech.	00323653	$17,560.15	April 30, 2004
Gehouba Group	Breaker Tech	00323756	$24,202.00	September 30, 2002
Leighton Contractors	Trencor	00323759	$282,000.00	December 31, 2001
Jiangsu Sumec	American Augers	00323908	$288,876.75	October 30, 2001
Bilfinger+Berger	Astec, Inc.	00325167	$480,000.00	October 15, 2001
Royal Bank of Canada	Breaker Tech	00325288	$50,113.09	June 27, 2002 (Evergreen)
Earth Products	Pavement Tech	00325331	$7,700.00	February 28, 2002
Toronto Dominion Bank	Breaker Tech	00325332	$36,206.50	October 31, 2002
Luossavaara-Kiirunavaara	Breaker Tech	00325513	$50,000.00	January 31, 2002
Luossavaara-Kiirunavaara	Breaker Tech	00325514	$50,000.00	June 15, 2001
Luossavaara-Kiirunavaara	Breaker Tech	00325515	$50,000.00	April 30, 2002
Luossavaara-Kiirunavaara	Breaker Tech	00325516	$50,000.00	March 30, 2002
Sinochem Intern'l	Astec, Inc.	00325578	$157,817.30	May 25, 2002
Shandong Machinery	Breaker Tech	00325591	$12,000.00	January 10, 2002
First National Bank of Chicago	Kolberg-Pioneer	00352637	$9,338,000.00	November 21, 2002
Toronto-Dominion Bank	Breaker Tech.	00352868	$169,867.70	August 31, 2002
Corporacion Nacional	Breaker Tech	00323392	$21,942.31	July 30, 2002
Corporacion Nacional	Breaker Tech	00323394	$34,862.00	August 30, 2002
M & I	Telsmith		$2,500,000.00	February 2006

[Form of Note]
Astec Industries, Inc.
Astec Financial Services, Inc.

7.56% Senior Secured Note due September 10, 2011
No. [_________] [Date]
$[____________] PPN 04623# AA 3

For Value Received, the undersigned, Astec Industries, Inc. (herein called the "Company"), a corporation organized and existing under the laws of the State of Tennessee and Astec Financial Services, Inc., a corporation organized and existing under the laws of the State of Tennessee (together with the Company, the "Obligors"), hereby, jointly and severally, promise to pay to [________________], or registered assigns, the principal sum of [________________] Dollars on September 10, 2011, with interest (computed on the basis of a 360-day year of twelve 30-day months) (a) on the unpaid balance thereof at the rate of 7.56% per annum from the date hereof, payable semiannually, on each March 10 and September 10 in each year, commencing with the March 10 or September 10 next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law on any overdue payment (including any overdue prepayment) of principal, any overdue payment of interest and any overdue payment of any Make-Whole Amount (as defined in the Note Purchase Agreements referred to below), payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand), at a rate per annum from time to time equal to the greater of (i) 9.56% or (ii) 2.00% over the rate of interest publicly announced by Bank One, N.A. from time to time in Chicago, Illinois as its "prime" rate.
Payments of principal of, interest on and any Make-Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Bank One, N.A., Chicago, Illinois or at such other place as the Obligors shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreements referred to below.
This Note is one of a series of Senior Secured Notes (herein called the "Notes") issued pursuant to separate Note Purchase Agreements, dated as of September 10, 2001 (as from time to time amended, the "Note Purchase Agreements"), between the Obligors and the respective Purchasers named therein and is entitled to the benefits thereof. The payment and performance hereof is secured by that certain Pledge Agreement dated as of September 10, 2001 from the Company to Bank One, N.A., as Pledgee. Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreements and (ii) to have made the representation set forth in Section 6.2 of the Note Purchase Agreements, provided that such holder may (in reliance upon information provided by the Obligors, which shall not be unreasonably withheld) make a representation to the effect that the purchase by such holder of any Note will not constitute a non-exempt prohibited transaction under section 406(a) of ERISA.
This Note is a registered Note and, as provided in the Note Purchase Agreements, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder's attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Obligors may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Obligors will not be affected by any notice to the contrary.
The Obligors will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreements. This Note is also subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreements, but not otherwise.
If an Event of Default, as defined in the Note Purchase Agreements, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make-Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights and parties shall be governed by, the law of the State of Illinois, excluding choice-of-law principles of the law of such State which would require application of the laws of a jurisdiction other than such State.
Astec Industries, Inc.

By
Name:
Title:

Astec Financial Services, Inc.

By
Name:
Title:

Description of Opinion of Special Counsel to the Obligors

The closing opinion of Chambliss, Bahner & Stophel, P.C., Special Counsel for the Obligors, which is called for by Section 4.4(a) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in scope and form to the Purchasers and shall be to the effect that:
1. Each Obligor is a corporation, duly incorporated, validly existing and in good standing under the laws of the State of Tennessee, has the corporate power and the corporate authority to execute and perform the Note Purchase Agreements and the Pledge Agreement and to issue the Notes and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary.
2. Each Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and is duly licensed or qualified and is in good standing in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary and all of the issued and outstanding shares of capital stock of each such Subsidiary have been duly issued, are fully paid and non-assessable and are owned by the Company, by one or more Subsidiaries, or by the Company and one or more Subsidiaries.
3. Each Note Purchase Agreement has been duly authorized by all necessary corporate action on the part of each Obligor, has been duly executed and delivered by each Obligor and constitutes the legal, valid and binding contract of each Obligor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
4. The Notes have been duly authorized by all necessary corporate action on the part of each Obligor, have been duly executed and delivered by each Obligor and constitute the legal, valid and binding obligations of each Obligor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
5. The Pledge Agreement has been duly authorized by all necessary corporate action of the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding obligations of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law). The Pledge Agreement creates a Lien on the Pledged Assets (as defined therein) in favor of the Collateral Agent free and clear of all other Liens. The Pledged Assets have been delivered to the Collateral Agent and/or U.C.C. filings have been made in respect of the security interest of the Collateral Agent and no other delivery, filing or recording is necessary to perfect the Lien of the Pledge Agreement or the Pledged Assets against the creditors of, and purchasers from, the Company.
6. No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any governmental body, Federal or state, is necessary in connection with the execution and delivery of the Note Purchase Agreements, the Pledge Agreement or the Notes.
7. The issuance and sale of the Notes and the execution, delivery and performance by the Obligors of the Note Purchase Agreements and by the Company of the Pledge Agreements do not conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of either Obligor pursuant to the provisions of the Articles of Incorporation or By-laws of either Obligor or any agreement or other instrument known to such counsel to which either Obligor is a party or by which either Obligor may be bound (other than the lien of Pledge Agreement.
8. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Chambliss, Bahner & Stophel, P.C. shall cover such other matters relating to the sale of the Notes as the Purchasers may reasonably request. With respect to matters of fact on which such opinion is based, such counsel shall be entitled to rely on appropriate certificates of public officials and officers of the Obligors.

Description of Opinion of Special Counsel
to the Purchasers

The closing opinion of Chapman and Cutler, special counsel to the Purchasers, called for by Section 4.4(b) of the Note Purchase Agreements, shall be dated the date of the Closing and addressed to the Purchasers, shall be satisfactory in form and substance to the Purchasers and shall be to the effect that:
1. Each Obligor is a corporation, validly existing and in good standing under the laws of the State of Tennessee and has the corporate power and the corporate authority to execute and deliver the Note Purchase Agreements and to issue the Notes.
2. Each Note Purchase Agreement constitutes the legal, valid and binding contract of each Obligor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
3. The Notes constitute the legal, valid and binding obligations of each Obligor enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law).
4. The Pledge Agreement constitutes the legal, valid and binding contract of each Obligor enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent conveyance and similar laws affecting creditors' rights generally, and general principles of equity (regardless of whether the application of such principles is considered in a proceeding in equity or at law)
5. The issuance, sale and delivery of the Notes under the circumstances contemplated by the Note Purchase Agreements do not, under existing law, require the registration of the Notes under the Securities Act of 1933, as amended, or the qualification of an indenture under the Trust Indenture Act of 1939, as amended.
The opinion of Chapman and Cutler shall also state that the opinion of Chambliss, Bahner & Stophel, P.C. is satisfactory in scope and form to Chapman and Cutler and that, in their opinion, the Purchasers are justified in relying thereon.
In rendering the opinion set forth in paragraph 1 above, Chapman and Cutler may rely solely upon an examination of the Articles of Incorporation certified by, and a certificate of good standing of each Obligor from, the Secretary of State of the State of Tennessee and the By-laws of each Obligor. The opinion of Chapman and Cutler is limited to the laws of the State of Illinois and the Federal laws of the United States.
With respect to matters of fact upon which such opinion is based, Chapman and Cutler may rely on appropriate certificates of public officials and officers of the Obligor and upon representations of the Obligors and the Purchasers delivered in connection with the issuance and sale of the Notes.